Exhibit 10.1

FIRST AMENDMENT TO Agreement for the Provision of a Loan Facility

This First Amendment to Agreement for the Provision of a Loan Facility (this “Amendment”) is entered into as of November 28, 2023, by and among MOTUS GI HOLDINGS, INC., a Delaware corporation (the “Parent”), MOTUS GI, LLC, a Delaware limited liability company (the “US Subsidiary”), MOTUS GI MEDICAL TECHNOLOGIES LTD., a company registered in the State of Israel (the “IL Subsidiary”, and together with the Parent and the US Subsidiary, the “Borrower”), and KREOS CAPITAL VI (EXPERT FUND) LP, a limited partnership incorporated in Jersey whose registered office is at 47 Esplanade, St Helier, Jersey (in such capacity, together with its successors and assigns, the “Lender”).

RECITALS

WHEREAS, The Borrower and the Lender are parties to that certain Agreement for the Provision of a Loan Facility, dated as of July 16, 2021, as amended from time to time (the “Loan Agreement”), pursuant to which the Lender has extended a credit facility to the Borrower;

WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth herein, the Lender has agreed to amend the Loan Agreement as specifically set forth herein; and

WHEREAS, unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings assigned thereto in the Loan Agreement, as amended by this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto hereby agree as follows:

1.	Amendments to the Loan Agreement.

(a)	The Repayment Term section as set forth under the Loan Facility Terms is hereby amended and restated in its entirety to read as follows:

“The Repayment Term shall be as follows:

With respect to Amount A (“Bullet Loan”) and subject to the Bullet Loan Conversion (as defined below), forty-eight (48) monthly payments of interest only commencing after the Closing Date and thereafter full payment of the then outstanding principal balance of the Bullet Loan;

With respect to Amount B (“Amount B Loan”) and subject to a Capital Raise (as defined below), monthly payments of interest only commencing on the Closing Date until September 30, 2022 and, thereafter, thirty-three (33) monthly payments of principal and interest accrued thereon, all as set forth in Clause 5.2 below;

With respect to Amount C (if applicable) (“Amount C Loan” and together with Amount B Loan, collectively, the “Term Loan”; provided, however, if Amount C Loan is not advanced, all references contained in this Loan Agreement to ‘Term Loan’ shall mean the Amount B Loan) and subject to a Capital Raise, monthly payments of interest only commencing on the Drawdown Date until September 30, 2022 and, thereafter, thirty-three (33) monthly payments of principal and interest accrued thereon, all as set forth in Clause 5.2 below;

Notwithstanding the foregoing, with respect to the Term Loan, if a Capital Raise (as defined below) occurs prior to September 30, 2022, the Repayment Term of the Term Loan shall automatically be amended so that the interest only period will be automatically extended to June 30, 2023, and, thereafter, the Borrower shall pay equal monthly payments of principal and interest accrued thereon, all as set forth in Clause 5.2 below.

Notwithstanding the foregoing, with respect to the Term Loan, if a First Amendment Capital Raise occurs, the Repayment Term of the Term Loan shall automatically be amended so that the Borrower shall pay equal monthly payments of (i) interest accrued thereon, for a period of six (6) months commencing with the month immediately following such closing of the First Amendment Capital Raise, and (ii) for a period of twelve (12) months thereafter, principal and interest accrued thereon, until the Term Loan is repaid in full, all as set forth in Clause 5.2 below.

On the First Amendment Effective Date, the Borrower shall pay to the Lender a sum of US$750,000, which shall be applied towards repayment of the Term Loan and which shall be paid in cash via wire transfer in immediately available funds.”

(b)	The following defined terms are hereby added to Clause 1 of the Loan Agreement in their appropriate alphabetical order, as follows:

“Approval Timeline” has the meaning given in Clause 5.5.4;

“Bullet Loan Securities” has the meaning given in Clause 5.5.2;

“Bullet Loan Securities Exchange” has the meaning given in Clause 5.5.2;

“Conversion Amount” has the meaning given in Clause 5.5.2;

“Conversion Stock” has the meaning given in Clause 5.5.2;

“Exchanged Bullet Loan Securities” has the meaning given in Clause 5.5.2;

“Exchange Conditions” has the meaning given in Clause 5.5.2;

“Exchanged Common Stock Warrant” has the meaning given in Clause 5.5.2;

“Exchanged MOTS Common Stock” has the meaning given in Clause 5.5.2;

“Exchanged Pre-Funded Warrant” has the meaning given in Clause 5.5.2;

“Exchanged Warrants” has the meaning given in Clause 5.5.2;

“First Amendment Capital Raise” means the Parent raising additional cash through one equity financing registered under the Securities Act (defined below), conducted after the First Amendment Effective Date (to be consummated by December 29, 2023), with the principal use of proceeds of raising working capital and gross proceeds to the Parent of at least US$5,000,000 (excluding any capital raised through the conversion of any Simple Agreements for Future Equity or outstanding convertible securities, or of the principal amount of the amounts payable by Borrower under this Loan Agreement);

“First Amendment Effective Date” means November 28, 2023;

“MOTS Common Stock” has the meaning given in Clause 5.5.2;

“Nasdaq” has the meaning given in Clause 5.5.3;

“SEC” has the meaning given in Clause 5.5.3;

“Securities Act” has the meaning given in Clause 5.5.2;

“Stockholder Approval” has the meaning given in Clause 5.5.4;

“Transfer Agent” has the meaning given in Clause 5.5.3;

(c)	Clause 5.1 of the Loan Agreement is hereby amended to add the following sentence to the end thereof:

“Notwithstanding the aforementioned, on the First Amendment Effective Date, the Borrower shall pay to the Lender a sum of US$750,000 via wire transfer in immediately available funds, which shall be applied towards repayment of the Term Loan and which shall be paid in cash.”

(d)	Clause 5.2.1 of the Loan Agreement is hereby amended by adding the following Clause (iv) after Clause (iii) thereof:

“Notwithstanding the aforementioned, if a First Amendment Capital Raise occurs, then (i) upon the closing of the First Amendment Capital Raise, the Borrower shall pay to the Lender a sum of US$1,500,000 via wire transfer in immediately available funds, which shall be applied towards repayment of the Term Loan and which shall be paid in cash, and (ii) the Monthly Repayments thereafter shall automatically be amended to be equal monthly payments of (a) interest accrued thereon, for a period of six (6) months commencing with the month immediately following such First Amendment Capital Raise, and (b) for a period of twelve (12) months thereafter, principal and interest accrued thereon, until the Term Loan is repaid in full.”

(e)	Clause 5.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“5.5.1 The Lender may elect at any time, and from time to time, until the full indefeasible repayment and/or conversion thereof, to convert all or part of the then outstanding part of Bullet Loan in accordance with the provisions of Schedule 5.5 (the “Bullet Loan Conversion”).

5.5.2 The provisions of Clause 5.5.1 notwithstanding, if a First Amendment Capital Raise occurs, subject to the satisfaction of the Exchange Conditions (as defined below) at such time, immediately following the closing of such First Amendment Capital Raise, the Lender will be deemed to have surrendered to the Parent securities (the “Bullet Loan Securities”) representing $4.0 million of the outstanding aggregate principal amount of the Bullet Loan (the “Conversion Amount”), and the Parent will deliver to the Lender, for no additional consideration, in exchange for the surrender of the Bullet Loan Securities, equity securities of the Parent as set forth below (such exchange, the “Bullet Loan Securities Exchange”). Pursuant to the Bullet Loan Securities Exchange, the Lender shall receive shares of common stock of the Parent, par value $0.0001 per share (the “MOTS Common Stock”), equal to 4.50% of the outstanding shares of MOTS Common Stock immediately following the First Amendment Capital Raise but not including the issuance of any Exchanged Bullet Loan Securities (defined below) hereunder (the “Exchanged MOTS Common Stock”). In addition to the Exchanged MOTS Common Stock, the Lender will also receive a common stock warrant (the “Exchanged Common Stock Warrant”), if common stock warrants are issued to the investors in the First Amendment Capital Raise, and a pre-funded warrant in the form of Exhibit A (the “Exchanged Pre-Funded Warrant”, collectively, the “Exchanged Warrants” and together with the Exchanged MOTS Common Stock, the “Exchanged Bullet Loan Securities”) representing such number of shares of MOTS Common Stock issuable to the Lender hereunder in excess of the number of shares of Exchanged MOTS Common Stock. The Exchanged Warrants will be exercisable into such number of shares of MOTS Common Stock on the same proportion of warrant coverage that potential purchasers receive in the First Amendment Capital Raise and the Exchanged Common Stock Warrant shall have the same beneficial ownership limitations as the Exchanged Pre-Funded Warrant. The Exchanged MOTS Common Stock and the shares of MOTS Common Stock issuable upon the exercise of the Exchanged Warrants are collectively referred to as the “Conversion Stock”). The issuance of the Exchanged Bullet Loan Securities to Lender will not be required to be registered under the Securities Act of 1933, as amended (the “Securities Act”) and will be conducted in a separate and concurrent offering.

5.5.3 The obligation of the Lender to consummate the Bullet Loan Securities Exchange is subject to the prior satisfaction, or waiver by the Lender in its sole discretion, of each of the following conditions (the “Exchange Conditions”): (i) the Bullet Loan Securities Exchange shall be conducted pursuant to a valid exchange under Section 3(a)(9) of the Securities Act, (ii) at the time of the issuance thereof (A) the Exchanged MOTS Common Stock shall be eligible for sale by Lender pursuant to Rule 144 of the Securities Act without volume or manner-of-sale restrictions and without the requirement for the Parent to be in compliance with the current public information requirement under Rule 144(c)(1), (B) the Parent’s counsel shall have delivered a written opinion letter to such effect to Continental Stock Transfer & Trust Company (together with any successor transfer agent thereto, the “Transfer Agent”) and the Parent has delivered any requested instruction letters in form and substance reasonably acceptable to the Transfer Agent, a copy of which shall be provided to the Lender and (C) the Transfer Agent shall deliver any Exchanged MOTS Common Stock and the Parent shall issue the Exchanged Warrants to Lender, in each case, free of any restrictive legends, (iii) prior to the issuance thereof, the Parent shall have submitted to the Nasdaq Capital Market (the “Nasdaq”) a Listing of Additional Shares Notification for the listing of all of the shares of Conversion Stock, a copy of which shall have been provided to Lender, and the Nasdaq shall have raised no objection with respect thereto; provided, that no formal approval of the listing of the Conversion Stock from Nasdaq shall be required, (iv) at the time of such issuance, the Exchanged MOTS Common Stock shall not be subject to a trading suspension by the U.S. Securities and Exchange Commission (the “SEC”) or the Nasdaq and shall not have been delisted by the Nasdaq nor shall Nasdaq have provided notice of delisting, and (v) as of the date of the Bullet Loan Securities Exchange, (A) the representations and warranties set forth in Clause 7 of the Loan Agreement shall be true and correct as of such date as if made on and as of such date, with all references to the Loan Agreement therein being deemed to be references to the transactions contemplated by the Bullet Loan Securities Exchange, mutatis mutandis, (B) no Event of Default shall have occurred under the Loan Agreement and be continuing and (C) the Borrower shall have paid to the Lender all outstanding costs and expenses due to the Lender in accordance with the terms of the Loan Agreement (including the Amendment thereto), to the extent invoiced at least one Business Day prior to the closing of the Bullet Loan Securities Exchange.

5.5.4 Notwithstanding the foregoing, (i) the terms of the Exchanged Bullet Loan Securities, shall not be less favorable to the Lender than the terms of the First Amendment Capital Raise offered to the purchasers in such First Amendment Capital Raise without the consent of the Lender, (ii) in the event approval of the stockholders of the Parent is required pursuant to Nasdaq Rule 5635(d) (the “Stockholder Approval”), the Parent shall hold a special meeting of its stockholders at the earliest practicable date, but in no event later than sixty (60) days after the date of the Bullet Loan Securities Exchange (the “Approval Timeline”) for the purpose of obtaining such Stockholder Approval, with the recommendation of the Parent’s Board of Directors that such proposal be approved, and the Parent shall use its reasonable best efforts to solicit proxies from its stockholders in connection therewith. If the Parent does not obtain Stockholder Approval at the first meeting of stockholders, the Parent shall call a meeting every thirty (30) days thereafter to seek Stockholder Approval until the Stockholder Approval is obtained, (iii) the Transfer Agent shall deliver any MOTS Common Stock issuable on exercise of the Exchanged Common Stock Warrant or Exchanged Pre-Funded Warrant, if exercised by the Lender on a cashless basis, issued to Lender under this Agreement free of restrictive legends when exercised pursuant to the Exchanged Common Stock Warrant or Exchanged Pre-Funded Warrant, and (iv) Lender shall execute a customary lock-up agreement with the placement agent or underwriter in connection with the First Amendment Capital Raise, which lock-up agreement shall contain a lock-up period of 90 days following the closing of the Bullet Loan Securities Exchange and shall be in substantially similar form as the lock-up agreement to be executed by the officers and directors of Parent in connection with the First Amendment Capital Raise.

5.5.5 Notwithstanding anything to the contrary in this Clause 5, Parent shall register the resale of all of the Conversion Stock (including, to the extent applicable, all of the shares of MOTS Common Stock issuable upon exercise of the Exchanged Common Stock Warrant and the Exchanged Pre-Funded Warrant) by Lender under the Securities Act in accordance with the registration terms set forth in Schedule 5.5.5 and in the event Lender exercises the rights and remedies under Clause 9.4 of the Loan Agreement, Lender shall have no obligation to consummate the Bullet Loan Securities Exchange in accordance with this Clause 5.”

(f)	Clause 10.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.5.1 The Borrower shall make all payments to be made by it without any deduction or withholding with respect to Taxes, unless a deduction or withholding is required by law. The Borrower shall promptly upon becoming aware that it must make any such deduction or withholding (or that there is any change in the rate or the basis of deduction or withholding) notify the Lender.

10.5.2 If a Tax deduction is required by law to be made by the Borrower, Borrower shall make that Tax deduction and any payment required in connection with that Tax deduction within the time allowed and at the applicable withholding rate required by law.

10.5.3 Within thirty (30) days of making either a deduction or withholding with respect to Taxes or any payment required in connection with that deduction or withholding, the Borrower shall deliver to the evidence reasonably satisfactory to it that such deduction or withholding has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

10.5.4 To the extent that any such deduction or withholding with respect to Taxes is required by law, the Borrower shall use reasonable efforts to reduce or eliminate such deduction or withholding, and shall cooperate with the Lender to mitigate any adverse consequences to the Lender with respect to such deduction or withholding.”

(g)	Clause 17 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Borrower and Lender agree that, under current law, payments of interest on the Loan are eligible for the “portfolio interest” exemption from U.S. federal withholding tax under Sections 871(h) and 881(c) of the U.S. Internal Revenue Code of 1986, as amended (the IRS Code) provided that Lender as intermediary and the beneficial owners of such interest (partners) provide the appropriate IRS Form(s) W-8 and a certification satisfactory to the Borrower that the beneficial owners are not a 10-percent shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRS Code), a controlled foreign corporation to which Borrower is related, or a bank extending credit to the Borrower in the ordinary course of its trade or business.”

2.	Representations and Warranties.

(a)	Parent hereby represents and warrants to Lender that the representations and warranties in Clause 7 of the Loan Agreement are true and correct as of the date of this Amendment as if made on and as of such date, with all references to the Loan Agreement therein being deemed to be references to this Amendment and the transactions contemplated hereby, including the Bullet Loan Securities Exchange, mutatis mutandis.

(b)	Lender hereby represents and warrants to Parent that (i) Lender (including any affiliate of Lender) is not an “affiliate” (as such term is defined in the Securities Act) of Parent, and (ii) the Lender advanced the funds to the Borrower on July 16, 2021, which were subject to conversion pursuant to Schedule 5.5.

3. No Novation. This Amendment shall not extinguish the obligations for the payment of money outstanding under the Loan Agreement or discharge or release the priority of any Security Document. Nothing herein shall be, or be deemed to be, a waiver, consent, amendment or agreement in respect of any of the provisions or conditions of the Loan Agreement or any Security Document, save for the express amendments set out in Section 1 of this Amendment and the Lender hereby reserves all of its rights and remedies in relation to the Loan Agreement and the Security Documents. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Loan Agreement or the instruments, documents and agreements securing the same, which shall remain in full force and effect. Nothing in this Amendment shall be construed as a release or other discharge of the Borrower from any of its obligations and liabilities under the Loan Agreement or the any Security Documents.

4. Integration. The Parent shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security that would be integrated with the offer or sale of the Exchanged Bullet Loan Securities for purposes of the rules and regulations of Nasdaq such that it would require stockholder approval by the Parent’s stockholders for the issuances contemplated thereby prior to the closing of such other transaction or limit the amount of shares of MOTS Common Stock issuable to the Lender hereunder prior to the receipt of Stockholder Approval, unless Stockholder Approval is obtained before the closing of such subsequent transaction.

5. Disclosure of Material Information. By 9:00 a.m., New York City time, on the trading day immediately following the execution of this Amendment, the Parent will file a Form 8-K with the SEC (the “SEC Disclosure”) (i) describing the terms of this Amendment (and including as exhibits to such SEC Disclosure the material transaction documents (including, without limitation, this Amendment, the form of Exchanged Pre-Funded Warrant and schedule 5.5.5)) and (ii) any other material non-public information that has been provided to the Lender prior to the execution of the Amendment. From and after the issuance of the SEC Disclosure, the Lender shall not be in possession of any material, non-public information received from the Parent, any Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in the SEC Disclosure. To the extent that the Lender believes it is in possession of any material, non-public information that was not included in the SEC Disclosure and notifies the Parent of such in writing, the Parent shall issue a press release or a Form 8-K by 9:00 a.m., New York City time, on the trading day immediately following the notification disclosing such material, non-public information (a “Cleansing Press Release”). Notwithstanding the foregoing, the Parent shall not publicly disclose the name of the Lender, an Affiliate or Related Fund, or include the name of the Lender, an Affiliate or Related Fund in any press release or filing with the SEC, Nasdaq or any regulatory agency, without the prior written consent of such Lender, except as required by federal securities law or to the extent such disclosure is required by any other applicable law or regulation, in which case the Parent shall provide the Lender with prior written notice of such disclosure. Subject to Section 6 of this Amendment, the Parent further covenants and agrees that from and after the issuance of the SEC Disclosure and any Cleansing Press Release, neither it, nor any other Subsidiary or any of their respective officers, directors, employees or agents, will provide the Lender or its Affiliates or Related Funds with any information that constitutes, or the Parent reasonably believes constitutes, material non-public information, unless prior thereto the Lender shall have consented in writing to the receipt of such information and agreed in writing with the Parent to keep such information confidential. To the extent that the Parent, any Subsidiary or any of their respective officers, directors, employees or agents, delivers any material non-public information to the Lender without such Lender’s consent, the Parent hereby covenants and agrees that such Lender shall not have any duty of confidentiality to the Parent, any Subsidiary or any of their respective officers, directors, employees or agents. The Parent understands and confirms that the Lender shall be relying on this Section 5 in effecting transactions in securities of the Parent.

6. Information Rights. From the date of the Amendment Effective Date, the Lender waives any information rights under Clauses 8.1.4.2 and 8.1.7 of the Loan Agreement, unless prior thereto the Lender shall have consented to the receipt of such information and agreed in writing with the Parent to keep such information confidential. To the extent the Lender consents to receive information under 8.1.4.2 covering any historical period that pertains to the first, second or third calendar quarter as applicable, such information shall be disclosed in a Form 8-K or Form 10-Q within forty-five (45) days of the calendar quarter-end; provided, that in the event the Parent timely files a Form 12b-25 for such period, the forty-five (45) day period above shall be extended for the applicable extension period provided by such rule (currently 5 calendar days). To the extent the Lender consents to receive information under 8.1.4.2 covering any historical period that pertains to the fourth calendar quarter, such information shall be disclosed in a Form 8-K or 10-K within ninety (90) days of the calendar year-end; provided, that in the event the Parent timely files a Form 12b-25 for such period, the ninety (90) day period above shall be extended for the applicable extension period provided by such rule (currently 15 calendar days).

7. Fees and Expenses. The Borrower shall promptly pay to the Lender on the Lender’s demand, the costs and expenses (including reasonable legal expenses) incurred by the Lender in connection with Clause 10.2 of the Loan Agreement, including without limitation, the reasonable costs and expenses of this Amendment and with respect to the Bullet Loan Securities Exchange and the preparation and execution of all documentation relating thereto, including the fees and expenses of the Lender or its counsel pursuant to Schedule 5.5.5. The Borrower shall promptly indemnify the Lender for any taxes incurred by the Lender in relation to the Loan Agreement, this Amendment and the Bullet Loan Securities Exchange.

8. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby.

9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the first date above written.

BORROWER:

MOTUS GI HOLDINGS, INC., as Parent

By:	/s/ Ravit Ram
Name:	Ravit Ram
Title:	Chief Financial Officer

MOTUS GI, LLC, as US Subsidiary

By:	Motus GI Holdings, Inc., its Sole Member

By:	/s/ Ravit Ram
Name:	Ravit Ram
Title:	Chief Financial Officer

MOTUS GI MEDICAL TECHNOLOGIES LTD, as IL Subsidiary

By:	/s/ Ravit Ram
Name:	Ravit Ram
Title:	Chief Financial Officer

LENDER:

KREOS CAPITAL VI (EXPERT FUND) LP

By:	/s/ Mark Collins
Name:	Mark Collins
Title:	Director

SCHEDULE 5.5.5

Terms for Registration Rights

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement for the Provision of a Loan Facility dated July 16, 2021, as amended by the First Amendment thereto dated November 28, 2023 (the “Loan Agreement”).

1. Registration Rights.

(a) Resale Registration. The Parent agrees that, as promptly as practicable (and in no event later than ninety-one (91) calendar days following the closing of the Bullet Loan Securities Exchange) (the “Filing Deadline”), the Parent will submit to or file with the SEC a registration statement on Form S-1 or Form S-3 (if the Parent is then eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of all the shares of Conversion Stock issued or issuable by the Parent pursuant to the Bullet Loan Securities Exchange (the “Registrable Shares”) and the Parent shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 15th calendar day (or 60th calendar day if the SEC notifies the Parent that it will “review” the Registration Statement) following the filing date thereof and (ii) the 5th business day after the date the Parent is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” (in which case the Parent shall promptly provide notice to the Lender thereof) or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that the Parent’s obligations to include the Lender’s Registrable Shares in the Registration Statement are contingent upon the Lender furnishing in writing to the Parent such information regarding the Lender or its permitted assigns, the securities of the Parent held by the Lender and the intended method of disposition of the Registrable Shares as shall be reasonably requested by the Parent to effect the registration of the Registrable Shares at least one (1) business day in advance of the expected filing date of the Registration Statement, and the Lender shall execute such documents in connection with such registration as the Parent may reasonably request that are customary of a selling stockholder in similar situations; provided that, the Lender shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. In no event shall the Lender be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Lender be identified as a statutory underwriter in the Registration Statement, the Lender will have an opportunity to withdraw its shares of Conversion Stock from the Registration Statement. For as long as the Lender holds shares of Conversion Stock, the Parent will use commercially reasonable efforts to file all required reports under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the shares of Conversion Stock pursuant to Rule 144 of the Securities Act. Any failure by the Parent to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Parent of its obligations to file or effect the Registration Statement as set forth above in this Section 1(a). In the event the Parent files the Registration Statement on Form S-1, the Parent may convert such Form S-1 to a Form S-3 as soon as practicable after the Parent is eligible to use a Form S-3.

(b) Obligations of the Parent. At its expense the Parent shall:

(i) use its commercially reasonable efforts to keep the Registration Statement, and any qualification, exemption or compliance under state securities laws which the Parent determines to obtain, continuously effective with respect to the Lender, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the Lender ceases to hold any Registrable Shares. The period of time during which the Parent is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) during the Registration Period, advise the Lender, as expeditiously as possible:

(1)	when a Registration Statement or any amendment thereto has been filed with the SEC;

(2)	after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)	of the receipt by the Parent of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)	of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Parent shall not, when so advising the Lender of such events, provide the Lender with any material, nonpublic information regarding the Parent other than to the extent that providing notice to the Lender of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding the Parent; provided, that any information or documents required to be delivered by the Parent to the Lender or requested by the Lender under the Loan Agreement shall not be deemed to be a violation of this paragraph;

(iii) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) during the Registration Period, upon the occurrence of any event contemplated in Section 1(b)(ii)(4) above, the Parent shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(v) during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on Nasdaq;

(vi) during the Registration Period, use its commercially reasonable efforts to allow the Lender to review disclosure regarding the Lender in the Registration Statement; and

(vii) during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Lender in connection with the registration of the Registrable Shares.

(c) Suspension Events. The Parent shall be entitled to suspend the use of, the Registration Statement if it determines, upon advice of legal counsel (either internal or external), that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act and (ii) the negotiation or consummation of a transaction by the Parent or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Parent’s board of directors reasonably believes would require additional disclosure by the Parent in the Registration Statement of material information that the Parent has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Parent’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Parent may not delay or suspend the Registration Statement on more than two occasions or for more than thirty (30) consecutive calendar days, or more than sixty (60) total calendar days in each case during any twelve-month period. Upon receipt of any written notice from the Parent of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Lender agrees that (A) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Lender receives copies of a supplemental or amended prospectus (which the Parent agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Parent that it may resume such offers and sales, and (B) it will maintain the confidentiality of any information included in such written notice delivered by the Parent unless otherwise required by law or subpoena; provided that, unless otherwise consented to by the Lender, no such notice of suspension shall contain any material, nonpublic information about the Parent. If so directed by the Parent, the Lender will deliver to the Parent or, in the Lender’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in the Lender’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent the Lender is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

The Lender may deliver written notice (an “Opt-Out Notice”) to the Parent requesting that the Lender not receive notices from the Parent otherwise required by this Section 1(c); provided, however, that the Lender may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Lender (unless subsequently revoked), (i) the Parent shall not deliver any such notices to the Lender and the Lender shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Lender’s intended use of an effective Registration Statement, the Lender will notify the Parent in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 1(c)) and the related suspension period remains in effect, the Parent will so notify the Lender, within one (1) business day of the Lender’s notification to the Parent, by delivering to the Lender a copy of such previous notice of Suspension Event, and thereafter will provide the Lender with the related notice of the conclusion of such Suspension Event promptly following its availability.

(d) Expenses of Registration. All expenses (other than all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities) incurred in connection with registrations, filings, or qualifications pursuant to this Section 1(d), including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Parent; and the reasonable fees and disbursements of counsel for the Lender, shall be borne and paid by the Parent.

(e) Indemnification.

(i) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Parent will indemnify and hold harmless the Lender, and the partners, members, officers and directors of the Lender; and each Person, if any, who controls the Lender within the meaning of the Securities Act or the Exchange Act, against any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (C) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law (“Damages”), and the Parent will pay to the Lender or other aforementioned Person for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1(e)(i) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Parent, which consent shall not be unreasonably withheld, nor shall the Parent be liable for any Damages to the extent that they arise out of, or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by, or on behalf of the Lender and any Person who controls the Lender, or other aforementioned Person expressly for use in connection with such registration.

(ii) Promptly after receipt by an indemnified party under this Section 1(e) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1(e), give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 1(e), to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1(e).

(iii) Unless otherwise superseded by an underwriting agreement entered into in connection with any underwritten public offering, the obligations of the Parent under this Section 1(e) shall survive the completion of any offering of Registrable Shares in a registration under this Section (1)(e)(iii), and otherwise shall survive the termination of the Loan Agreement.

(f) Legend Removal. If the Registrable Shares are at any time either eligible to be sold (i) pursuant to an effective Registration Statement or (ii) without volume or manner of sale limitations under Rule 144 under the Securities Act, then at the Lender’s request, the Parent will use commercially reasonable efforts to take such actions necessary, in cooperation with the Parent’s Transfer Agent (including, if required by Parent’s Transfer Agent, delivering an opinion of the Parent’s counsel in a form reasonably acceptable to the Parent’s Transfer Agent).

(g) Reports Under Exchange Act. With a view to making available to the Lender the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Lender to sell securities of the Parent to the public without registration or pursuant to a registration statement on Form S-3, the Parent shall:

(i) use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(ii) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act; and

(iii) furnish to the Lender, so long as the Lender owns any Registrable Shares, forthwith upon request to the extent accurate, (i) a written statement by the Parent that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Parent so qualifies); (ii) a copy of the most recent annual or quarterly report of the Parent and such other reports and documents so filed by the Parent; and (iii) such other information as may be reasonably requested in availing the Lender of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time after the Parent so qualifies to use such form).

Exhibit A

CONVERSION PRE-FUNDED COMMON STOCK PURCHASE WARRANT

MOTUS GI HOLDINGS, INC.

Warrant Shares: _______	Issue Date: [__], 2023
Initial Exercise Date: [__][1], 2023

THIS CONVERSION PRE-FUNDED COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and until this Warrant is exercised in full (the “Termination Date”) but not thereafter, to subscribe for and purchase from Motus GI Holdings, Inc., a Delaware corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used herein shall have the meanings set forth below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the City of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

1 Same as Issue Date.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Trading Market from the Company’s stockholders with respect to, among other things, the issuance of shares of Common Stock upon exercise of this Warrant.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, QTCQB or QTCQX (or any successors to any of the foregoing).

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 1 State Street, 30th Floor, New York, NY 10004, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation as soon as reasonably practicable of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.0001 per Warrant Share, was pre-funded to the Company on or prior to the Issue Date and, consequently, no additional consideration (other than the nominal exercise price of $0.0001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per share of Common Stock under this Warrant shall be $0.0001, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B)	= the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	= the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Initial Exercise Date, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise date and the Initial Exercise Date shall be the Warrant Share Delivery Date for purposes hereunder.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be [4.99%] of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

f) Exchange Exercise Limitations. Notwithstanding the foregoing, in addition to the Beneficial Ownership Limitation, if Stockholder Approval is necessary under the applicable rules and regulations of the principal Trading Market, the sum of the number of shares of Common Stock that may be issued under this Warrant shall be limited to 19.99% of the Company’s outstanding shares of Common Stock immediately prior to the issuance hereof, less any shares issued to the Holder or its Affiliates or Attribution Parties on the Issue Date (the “Exchange Cap”), unless Stockholder Approval is obtained by the Company to issue more than the Exchange Cap as may be required by the applicable rules and regulations of the principal Trading Market. The Company hereby acknowledges and agrees that in the event Stockholder Approval is required pursuant to Nasdaq rule 5635(d) (“Rule 5635(d)”), the Company will hold a special meeting of its stockholders at the earliest practicable date, but in no event later than the 60th day after the Issue Date (the “Approval Timeline”) for the purpose of obtaining such approval of the stockholders of the Company as required by Rule 5635(d) to permit the issuance to the Holder of all shares of Common Stock issuable upon exercise of the Warrant, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall use its best efforts to solicit proxies from its stockholders in connection therewith. If the Company does not obtain Stockholder Approval at the first meeting of stockholders, the Company shall call a meeting every 30th day thereafter to seek Stockholder Approval until the Stockholder Approval is obtained. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split (including forward and reverse), or other similar transaction pursuant to Section 3 below. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) RESERVED.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time that this Warrant is outstanding, the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant, but taking into account any such limitation in Section 2(f)), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant, but taking into account any such limitation in Section 2(f)). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(e) regardless of (i) whether the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and, by accepting this Warrant, the Holder each agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against the Company or the Holder or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. The Company and, by accepting this Warrant, the Holder each hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. The Company and, by accepting this Warrant, the Holder each hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to it at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If the Company or the Holder shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any and all notices or other communications or deliveries to be provided by the holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL, Attention: Mark Pomeranz, Chief Executive Officer, email address: mark@motusgi.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders.1 Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to the Holder at the e-mail address or address of the Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided by the Company hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of this Warrant, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o) Registration Rights. This Warrant and the Warrant Shares shall be registered pursuant to Section 5.5.5 of the Loan Facility dated July 16, 2021, as amended by the First Amendment thereto dated November 28, 2023, between the Holder and the Company (the “Loan Agreement”).

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

MOTUS GI HOLDINGS, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

TO: MOTUS GI HOLDINGS, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

Date: ________________________________________________________________________________

Exhibit A

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)

Phone Number:

Email Address:

Dated:	_______________ __, ______

Holder’s Signature:	________________________
Holder’s Address: